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EXHIBIT 4.1

SHARES
PINNACLE AIRLINES CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP
SEE REVERSE FOR CERTAIN DEFINITIONS

This is to Certify that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK

$0.01 PAR VALUE PER SHARE OF PINNACLE AIRLINES CORP. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Corporation to be duly affixed hereto.

Dated:

Countersigned and Registered:
U.S. BANK, N.A.
(Milwaukee, WI)

Transfer Agent
and Registrar
By
Authorized Signature

PRESIDENT & CHIEF EXECUTIVE OFFICER

VICE PRESIDENT & CHIEF FINANCIAL OFFICER

PINNACLE AIRLINES CORP.

        The certificate also evidences and entitles the holder hereof to certain rights (the "Rights") as set forth in a Rights Agreement (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and copy of which is on file at the principal executive offices of Pinnacle Airlines Corp. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate cerfificates and will no longer be evidenced by this certificate. Pinnacle Airlines Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request. As described in the Rights Agreement, Rights beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) shall become null and void.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM
TEN ENT
JT TEN

as tenants in common
as tenants by the entireties
as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACTD	Custodian
(Cust)
(Minor)
under Uniform Gifts to Minors Act
(State)

        Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

shares

of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation, with full power of substitution in the premises.

Dated            .

NOTICE:

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

        THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION OF THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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  EXHIBIT 4.1